UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 26, 2021

TFF PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39102	82-4344737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2600 Via Fortuna, Suite 360 Austin, Texas 78746
(Address of principal executive offices)

(737) 802-1973
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock: Par value $.001	TFFP	Nasdaq Global Market

Item 1.01	Entry into a Material Definitive Agreement.

On March 26, 2021, TFF Pharmaceuticals, Inc. (the “Company”) entered into an Underwriting Agreement (the “Agreement”) with Roth Capital Partners LLC (the “Underwriter”), relating to an underwritten offering of 2,140,000 shares (“Company Shares”) of its $0.001 par value common stock (“Common Stock”), having an aggregate offering price of up to $29.96 million. The offering price to the investors, before the Underwriter’s discount and commissions, is $14.00 per share.

The Agreement includes customary representations, warranties and covenants by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, under the terms of the Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make in respect of these liabilities.

The Company Shares will be issued pursuant to the Company’s effective Registration Statement on Form S-3 (File No. 333-249870), previously filed with the Securities and Exchange Commission (“SEC”) on November 5, 2020, and the preliminary prospectus supplement relating to this offering, filed on March 26, 2021. The closing of the offering is expected to take place on or about March 30, 2021, subject to the satisfaction of customary closing conditions.

A preliminary prospectus supplement describing the terms of the sale of the Company Shares and the LTI Shares (as described in Item 8.01 below) has been filed with the SEC and a final prospectus supplement will be filed with the SEC. Copies of the final prospectus supplement relating to the securities being offered may be obtained, when available, from Roth Capital Partners, LLC. 888 San Clemente Drive, Newport Beach, CA 92660, Attention: Prospectus Department, by telephone at (800) 678-9147 or by email at rothecm@roth.com. Electronic copies of the final prospectus supplement and accompanying prospectus will also be available on the SEC's website at http://www.sec.gov.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the legal opinion and consent of Greenberg Traurig, LLP relating to the shares is attached hereto as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01	Other Events.

On March 26, 2021, Lung Therapeutics, Inc. (“LTI”) also entered into the Agreement with the Underwriter, relating to an underwritten offering of 715,000 shares (“LTI Shares”) of Common Stock owned by LTI. The offering price of the LTI Shares, before the Underwriter’s discount and commissions, is $14.00 per share. The transaction is expected to close on March 30, 2021, subject to customary closing conditions.

Prior to the sale, LTI owned 2,950,000 shares, or approximately 12.7%, of the Company’s outstanding Common Stock, and upon completion of the sale of the LTI Shares, and giving effect to the offering of the Company Shares, LTI will own 2,235,000, or approximately 8.8%, of the Company’s outstanding Common Stock.

The offering of the LTI Shares was made pursuant to the Company’s effective Registration Statement on Form S-3 (File No. 333-249870).

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit Number	Exhibit Description	Method of Filing
1.1	Underwriting Agreement dated as of March 26, 2021 among the Company, Lung Therapeutics, Inc. and Roth Capital Partners LLC	Filed electronically herewith
5.1	Opinion of Greenberg Traurig, LLP	Filed electronically herewith
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)	Filed electronically herewith
99.1	Press Release dated March 26, 2021 regarding pricing of the offering of Common Stock	Filed electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFF PHARMACEUTICALS, INC.

Dated: March 26, 2021	/s/ Kirk Coleman
Kirk Coleman,
Chief Financial Officer

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